SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): March 30, 2001
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                         WHITMAN EDUCATION GROUP, INC.
                         -----------------------------
            (Exact Name of Registrant as Specified in Its Charter)

          Florida                           1-13722                             22-2246554
          -------                           -------                             ----------
(State or Other Jurisdiction         (Commission File No.)         (IRS Employer Identification No.)
      of Incorporation)
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           4400 Biscayne Boulevard, Miami, Florida          33137
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)

                                (305) 575-6510
                                --------------
             (Registrant's Telephone Number, Including Area Code)
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)  Exhibits

                    99.1 Presentation Materials

ITEM 9.   REGULATION FD DISCLOSURE

     Whitman Education Group, Inc. (the "Company") is furnishing the information included as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. Exhibit
99.1 includes information that the Company may present to current and prospective shareholders and other persons and institutions that may be interested in the Company and its business, finance or securities. The Company also intends to make a presentation in New York City on April 25, 2001 to a group of institutional holders and analysts at which these presentation materials may be used. Because these presentation materials were prepared as a slide show, the text on each page was kept to a minimum to facilitate visual communication and to emphasize major points. The presentation materials are also available on the Company's web site, http://www.whitmaneducation.com, in the section marked "Investor Info." The Company is not undertaking to update this presentation.

     The presentation materials include an "Outlook" for the Company's 2002 fiscal year. As reflected in the presentation materials, the Company expects that fiscal 2002 revenue will increase by approximately 9% to 12% from fiscal
2001 to $87 to $89 million. The Company believes that the growth in revenue for the year will be primarily due to an expected increase in average student enrollment of approximately 5% to 8% combined with an expected increase in average tuition rates of approximately 4%. The Company further expects that during the 2002 fiscal year operating profits will increase to approximately
$3.7 million to $4.5 million. The Company expects that this growth will result from improved asset and personnel utilization, permitting the Company to leverage its existing instructional and educational support expenses, its selling and promotional expenses, and its general and administrative expenses to support the anticipated increase in revenue. The Company expects that its effective income tax rate for the 2002 fiscal year will remain at approximately
40%. Based on the above and the Company's expectation of approximately
14,000,000 diluted common shares to be outstanding, the Company expects fully diluted earnings per share to increase to approximately $0.12 to $0.15 for the 2002 fiscal year.

     The information in this Report (including the Exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. The Company has elected to furnish this information in this Report and make the information available to the general investing public. This report will not be deemed an admission as to the materiality of any information in the Report and the Exhibit. In addition, the presentation materials include information from third parties which the Company believes is reliable, but as to which the Company expressly denies any responsibility for its accuracy or reliability.
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FORWARD-LOOKING STATEMENTS AND QUALIFICATIONS

     Sections of this Report (including the Exhibit) contain statements that are forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act, and the
Company intends that such forward-looking statements be subject to the safe harbors created thereby. Statements in this Report and the Exhibit containing the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions as well as statements concerning anticipated financial performance, business prospects, technological developments and expectations for growth may be deemed forward-looking statements. These statements are based on the Company's current expectations and beliefs concerning future events that are subject to risks and uncertainties. Actual results may differ materially from the results suggested herein and from the results historically experienced. We wish to caution you that in addition to the important factors described in the
Company's Annual Report on Form 10-K, the following important factors, among others, sometimes have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results to differ materially from those expressed in any forward-looking statements made by the Company: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the Company's discretion; (ii)
the effect of, and the Company's ability to comply with, state and federal government regulations regarding education and accreditation standards, or the interpretation or application thereof, including the level of government funding for, and the Company's eligibility to participate in, student financial aid programs; (iii) the Company's ability to assess and meet the educational needs and demands of the Company's customers and their employers; (iv) the effect of competitive pressures from other educational institutions; (v) the Company's ability to execute its growth strategy and manage planned internal growth; (vi)
the Company's ability to locate, obtain and finance favorable school sites, negotiate acceptable lease terms, and hire and train employees; (vii) the effect of economic conditions in the postsecondary education industry and in the economy generally; (viii) the Company's ability to adapt to technological developments, including Internet-based curricula; (ix) the role of the
Department of Education's, Congress' and the public's perception of for-profit education as it relates to changes in the Higher Education Act and regulations promulgated thereunder; (x) the effect of changes in taxation and other government regulations.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHITMAN EDUCATION GROUP, INC.

Date: March 30, 2001                    /s/Fernando Fernandez
                                        ----------------------------------------
                                        Vice President of Finance and Chief
                                        Financial Officer
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                                 EXHIBIT INDEX

               Exhibit No.  Description
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                  99.1      Presentation Materials